UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 11, 2008
Date of Report (Date of earliest event reported)
DIRECTED ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA	000-51664	65-0964171

(State or Other	(Commission File Number)	(IRS Employer Identification
Jurisdiction of Incorporation)		No.)
1 Viper Way
Vista, California 92081
(Address of principal executive offices) (Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          As described in Item 2.03, effective March 11, 2008 we entered into an amendment to our amended and restated credit agreement. The amendment attached hereto as Exhibit 10.32 and the disclosure provided in Item 2.03 of this Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          Our wholly owned subsidiary, DEI Sales, Inc., or DEI Sales, entered into an Amendment No. 2 to Credit Agreement with the Guarantors listed on the signature pages thereto; the Lenders named therein; and Canadian Imperial Bank of Commerce, acting through its New York Agency, as Administrative Agent and Collateral Agent. Capitalized terms used herein have the meanings set forth in the amendment.
          The amendment further amended our amended and restated credit agreement to, among other things, (i) increase our maximum Consolidated Total Leverage Ratio to 5.25x through March 31, 2009, stepping down to 4.95x through December 31, 2009, with step-downs thereafter consistent with the previous terms of our credit agreement, (ii) reduce our Minimum Fixed Charge Coverage Ratio beginning October 1, 2009, (iii) provide us with the right to execute the sale of certain accounts receivable so long as the proceeds are used to reduce indebtedness, (iv) increase the Applicable Percentage with respect to our Consolidated Total Leverage Ratio, LIBOR Rate Margin for Loans, and Alternate Base Rate Margin, (v) reduce the maximum aggregate amount available under our Revolving Loans from $100,000,000 to $60,000,000, of which $50,000,000 is available all year and an additional $10,000,000 is available from October through February, and (vi) revise the quarterly repayment terms of our Term Loan to require us to make quarterly principal payments of approximately $670,000 commencing in March 2008, with payments of approximately $5,900,000 due on December 31, 2009 and approximately $11,100,000 on December 31, 2010, 2011, and 2012, with the final installment of the total principal due on September 22, 2013. The amendment was effective March 11, 2008. The amendment will increase our interest rate by 100 to 150 basis points, depending upon leverage ratios, from our current rate of LIBOR plus 250 basis points.
          A copy of the amendment is attached hereto as Exhibit 10.32 and is hereby incorporated by reference in this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

10.32	Amendment No. 2 to Credit Agreement, dated March 11, 2008, by and between DEI Sales, Inc.; the Guarantors listed on the signature pages thereto; the Lenders named therein; and Canadian Imperial Bank of Commerce, acting through its New York Agency, as Administrative Agent and Collateral Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2008

DIRECTED ELECTRONICS, INC.
By:	/s/ Kevin P. Duffy
Kevin P. Duffy
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number

10.32	Amendment No. 2 to Credit Agreement, dated March 11, 2008, by and between DEI Sales, Inc.; the Guarantors listed on the signature pages thereto; the Lenders named therein; and Canadian Imperial Bank of Commerce, acting through its New York Agency, as Administrative Agent and Collateral Agent

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